UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 5, 2023

Poshmark, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-39848	27-4827617
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

203 Redwood Shores Parkway, 8th Floor, Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (650) 626-4771

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	POSH	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Agreement and Plan of Merger, dated as of October 3, 2022 (the “Merger Agreement”), by and among Poshmark, Inc., a Delaware corporation (“Poshmark” or the “Company”), NAVER Corporation, a public corporation organized under the laws of the Republic of Korea (“NAVER” or “Parent”), Proton Parent, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Proton Parent”), and Proton Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Proton Parent (“Merger Sub”).

On January 5, 2023 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect subsidiary of Parent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

At the Effective time, each share of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Poshmark Common Stock” or “Company Common Stock”) outstanding immediately prior to the Effective Time (other than any shares of Poshmark Common Stock that were held by the Company as treasury stock, owned by Parent or any of its subsidiaries (including Proton Parent and Merger Sub), or any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law), was canceled, extinguished and converted into the right to receive $17.90 in cash (the “Per Share Price”), subject to applicable withholding taxes (the “Merger Consideration”).

In addition, pursuant to the Merger Agreement (unless otherwise noted below), at the Effective Time:

•

Each Company stock option that was outstanding and vested (a “Vested Company Option”) as of immediately prior to the Effective Time was automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to such Vested Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Vested Company Option.

•

Each Company stock option that is not a Vested Company Option and was outstanding as of immediately prior to the Effective Time (an “Unvested Company Option”) was automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to such Unvested Company Option as of immediately prior to the Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Unvested Company Option (the “Cash Replacement Company Option Amounts”), which Cash Replacement Company Option Amounts will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which such Cash Replacement Company Option Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company Option Amounts have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company Option for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for other administrative or ministerial changes.

•

Each Vested Company Option and Unvested Company Option with an exercise price per share equal to or greater than the Per Share Price was cancelled automatically at the Effective Time for no consideration.

•	Each award of restricted stock units (“RSUs”) of the Company that was outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as a result of the consummation of the Merger (a “Vested Company RSU”) was automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

•

Subject to certain exceptions, each award of RSUs that was outstanding as of immediately prior to the Effective Time that is not a Vested Company RSU (an “Unvested Company RSU”) was automatically cancelled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the Per Share Price and (ii) the total number of shares of Company Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (the “Cash Replacement Company RSU Amounts”), which Cash Replacement Company RSU Amounts will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSU for which such Cash Replacement Company RSU Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Company RSU Amounts have the same terms and conditions (including with respect to vesting) as applied to the Unvested Company RSU for which they were exchanged, except for terms rendered inoperative by reason of the Merger or for other administrative or ministerial changes. Notwithstanding the foregoing, in December 2022, the parties agreed to accelerate the vesting of Unvested Company RSUs that were scheduled to vest between January 1, 2023 and December 31, 2023 to instead vest in one tranche as of January 1, 2023.

The foregoing description of the Merger and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 4, 2022, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company (i) notified The Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of the Company’s Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the Company’s Class A Common Stock and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Company’s Class A Common Stock on Nasdaq was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became an indirect subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the Merger Agreement, at the Effective Time, Navin Chaddha, Manish Chandra, Ebony Beckwith, Jeff Epstein, Jenny Ming, Hans Tung and Serena Williams each ceased to be directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger and pursuant to the Merger Agreement, upon the Effective Time, Poshmark’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Poshmark, Inc., NAVER Corporation, Proton Parent, Inc., and Proton Merger Sub, Inc., dated October 3, 2022. (incorporated by reference to Exhibit 2.1 to Poshmark, Inc.’s Current Report on Form 8-K, filed October 4, 2022).

3.1	Second Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2023	POSHMARK, INC.

	By:	/s/ Manish Chandra
	Name:	Manish Chandra
	Title:	Chief Executive Officer